UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Banc of California, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2016 (the “Original Report”), solely to update the Company’s previous disclosure in Item 3.01 of the Original Report regarding the Company’s non-compliance with the New York Stock Exchange (the “NYSE”) Listed Company Manual due to its failure to timely file the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (the “Form 10-Q”). This Amendment does not otherwise amend, update or change any other disclosure contained in the Original Report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Original Report, the Company received a letter from the NYSE indicating that the Company was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file the Form 10-Q. On March 2, 2017, the NYSE acknowledged that the Company filed the Form 10-Q on March 1, 2016. As a result, the Company has been removed from the late filers’ list disseminated to data vendors and posted on the Listed Standards Filing Status page on www.nyse.com. Also, the “LF” indicator posted on the Profile, Date and News pages related to each issue has been removed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

March 8, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary